                      INVESTMENT MANAGEMENT TRUST AGREEMENT
                      -------------------------------------

                  This Agreement is made as of _____________, 2006 by and
between Jaguar Acquisition Corporation (the "Company") and Continental Stock
Transfer & Trust Company ("Trustee").

                  WHEREAS, the Company's registration statement on Form S-1, No.
333-127135 ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof ("Effective
Date") by the Securities and Exchange Commission (Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration
Statement); and

                  WHEREAS, EarlyBirdCapital, Inc. ("EBC") is acting as the
representative of the underwriters in the IPO; and

                  WHEREAS, as described in the Registration Statement, and in accordance with the Company's Certificate of Incorporation, $21,815,002 of the
gross proceeds of the IPO and sale of the Insider Units (as defined in the
Registration Statement) ($25,098,002 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the
Company's common stock, par value $.0001 per share, issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes. A copy of the
Colorado Statute is attached hereto and made a part hereof (the amount to be delivered to the Trustee will be referred to herein as the "Property"; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the
Company will be referred to together as the "Beneficiaries"); and

                  WHEREAS, the Company and the Trustee desire to enter into this
Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

                  IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

                  (a) Hold the Property in trust for the Beneficiaries in
accordance with the terms of this Agreement, including the terms of Section
11-51-302(6) of the Colorado Statute, in a segregated trust account ("Trust
Account") established by the Trustee at Lehman Brothers Inc.;

                  (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

                  (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States "government securities"
within the meaning of Section 2(a)(16) of the Investment Company Act of 1940
having a maturity of 180 days or less;

                  (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

                  (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

                  (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of its returns;

                  (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

                  (h) Render to the Company and to EBC, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the
Trust Account; and

                  (i) Commence liquidation of the Trust Account only after and promptly after receipt of and only in accordance with the terms of a letter
("Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its
President or Chairman of the Board and Secretary or Assistant Secretary and
affirmed by counsel for the Company, and complete the liquidation of the Trust
Account and distribute the Property in the Trust Account only as directed in the
Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 18-month anniversary of the closing ("Closing") of the IPO
("First Date"), or the 24-month anniversary of the Closing ("Last Date") in the event that a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed on or prior to the First Date but the Business Combination has not been consummated by the First Date, the Trust
Account shall be liquidated in accordance with the procedures set forth in the
Termination Letter attached as Exhibit B hereto and the Company's Certificate of
Incorporation to the stockholders of record on the record date established by the Company for such purpose. The Company shall set the record date to be within ten days of the Last Date, or as soon thereafter as reasonably practicable and legally permissible. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

                  (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's President or Chairman of the Board. In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

                  (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the
Company in writing of such claim (hereinafter referred to as the "Indemnified
Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any
Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel;

                                        2

                  (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b)
hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

                  (d) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement for a Business Combination that is executed on or prior to the First Date; and

                  (e) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

                  (a) Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

                  (b) Institute any proceeding for the collection of any
principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

                  (c) Change the investment of any Property, other than in
compliance with paragraph 1(c);

                  (d) Refund any depreciation in principal of any Property;

                  (e) Assume that the authority of any person designated by the
Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

                  (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the
Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

                                        3

                  (g) Verify the correctness of the information set forth in the
Registration Statement or to confirm or assure that any acquisition made by the
Company or any other action taken by it is as contemplated by the Registration
Statement; and

                  (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account).

4. Termination. This Agreement shall terminate as follows:

                  (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the
Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the
Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

                  (b) At such time that the Trustee has completed the
liquidation of the Trust Account in accordance with the provisions of paragraph
1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to
Paragraph 2(b).

5. Miscellaneous.

                  (a) The Company and the Trustee each acknowledge that the
Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an
Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

                                        4

                  (b) This Agreement shall be governed by and construed and
enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

                  (c) This Agreement contains the entire agreement and
understanding of the parties hereto with respect to the subject matter hereof.
Except for Section 1(i) (which may not be amended under any circumstances), this
Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of EBC. As to any claim, cross-claim or counterclaim in any way relating to this
Agreement, each party waives the right to trial by jury.

                  (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of
Manhattan, for purposes of resolving any disputes hereunder.

                  (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

                  if to the Trustee, to:

                           Continental Stock Transfer
                             & Trust Company
                           17 Battery Place
                            New York, New York 10004
                             Attn: Steven G. Nelson
                             Fax No.: (212) 509-5150

                  if to the Company, to:

                         Jaguar Acquisition Corporation
                           1200 River Road, Suite 1302
                           Conshohocken, Pennsylvania 19428
                           Attn:    Jonathan Kalman, Chief Executive Officer
                             Fax No.: (___) ___-____

                  in either case with a copy to:

                             EarlyBirdCapital, Inc.
                         275 Madison Avenue, Suite 1203
                            New York, New York 10016
                             Attn: David M. Nussbaum
                             Fax No.: (212) 269-3796

                                        5

                  (f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

                  (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this
Agreement and to perform its respective obligations as contemplated hereunder.
The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

                  (h) Each of the Company and the Trustee hereby acknowledge that EBC is a third party beneficiary of this Agreement.

                                        6

                  IN WITNESS WHEREOF, the parties have duly executed this
Investment Management Trust Agreement as of the date first written above.

                                            CONTINENTAL STOCK TRANSFER & TRUST
                                            COMPANY, as Trustee

                                            By: ____________________________
                                                Name:
                                                Title:

                                            JAGUAR ACQUISITION CORPORATION

                                            By: ____________________________
                                                Name: Jonathan Kalman
                                                Title: Chief Executive Officer

                                        7

                                                                       EXHIBIT A

                             [LETTERHEAD OF COMPANY]

                                       [INSERT DATE]

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

                  Re: Trust Account No. 530-      Termination Letter
                      ----------------------------------------------

Gentlemen:

                  Pursuant to paragraph 1(i) of the Investment Management Trust
Agreement between Jaguar Acquisition Corporation ("Company") and Continental
Stock Transfer & Trust Company ("Trustee"), dated as of __________, 2006 ("Trust
Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ ("Target Business") to consummate a business combination with Target Business ("Business Combination")
on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination
("Consummation Date").

                  In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

                  On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met, and (ii) the Company shall deliver to you
(a) [an affidavit] [a certificate] of __________________, which verifies the vote of the Company's stockholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust
Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the
Consummation Date to the Company. Upon the distribution of all the funds in the
Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

                  In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation
Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the
Consummation Date as set forth in the notice.

                                        8

                                Very truly yours,

                                JAGUAR ACQUISITION CORPORATION

                                By:________________________________
                                   Jonathan Kalman, Chairman

                                By:________________________________
                                   James S. Cassano, Secretary

cc: EarlyBirdCapital, Inc.

                                        9

                                                                       EXHIBIT B

                             [LETTERHEAD OF COMPANY]

                                       [INSERT DATE]

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:

                  Re: Trust Account No. 530-          Termination Letter
                      --------------------------------------------------

Gentlemen:

                  Pursuant to paragraph 1(i) of the Investment Management Trust
Agreement between Jaguar Acquisition Corporation ("Company") and Continental
Stock Transfer & Trust Company ("Trustee"), dated as of ___________, 2006
("Trust Agreement"), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company's Certificate of Incorporation, as described in the
Company's prospectus relating to its IPO.

                  In accordance with the terms of the Trust Agreement, we hereby
(a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account. The Company will establish a record date for the purposes of determining the stockholders entitled to receive their share of liquidation proceeds. The record date shall be within ten (10) days of the date of this letter or as soon thereafter as is reasonably practicable and legally permissible. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date")
in accordance with the terms of the Trust Agreement and the Certificate of
Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Certificate of
Incorporation of the Company and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

                                Very truly yours,

                                JAGUAR ACQUISITION CORPORATION

                                By:________________________________
                                   Jonathan Kalman, Chairman

                                By:________________________________
                                   James S. Cassano, Secretary

cc: EarlyBirdCapital, Inc.

                                       10

                                    EXHIBIT C

AUTHORIZED INDIVIDUAL(S)                             AUTHORIZED
FOR TELEPHONE CALL BACK                              TELEPHONE NUMBER(S)
-----------------------                              -------------------

COMPANY:

Jaguar Acquisition Corporation
1200 River Road, Suite 1302
Conshohocken, Pennsylvania 19428
Attn:  Jonathan Kalman, Chief Executive Officer      (610) 585-0285

TRUSTEE:

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven G. Nelson, Chairman                    (212) 845-3200

                                       11